                                                                  EXHIBIT 10-3

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION


                      ARTICLES SUPPLEMENTARY RECLASSIFYING
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           AND FIXING DISTRIBUTION AND
                   OTHER PREFERENCES AND RIGHTS OF SUCH SERIES


         American Real Estate Investment Corporation, a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the "CORPORATION"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "DEPARTMENT") that:

         FIRST:

         Pursuant to authority expressly vested in the Board of Directors by
Article V of the Charter (the "CHARTER"), the Board of Directors adopted resolutions reclassifying 4,200,000 shares of Common Stock, par value $.001 per share, into a series of Preferred Stock to be known as Series B Convertible Preferred Stock, par value $.001 per share, and adopted resolutions granting the Executive Committee of the Board of Directors the full power and authority, subject to the foregoing resolution, to determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares (not in excess of the aforesaid maximum number) and dividend rate of the Series B Convertible Preferred Stock.

         SECOND:

         Pursuant to such authority, Articles Supplementary were filed with the Department on September 23, 1999. These Articles Supplementary are being filed before the issuance of any shares of Series B Convertible Preferred Stock so as to modify the preferences and other rights of such series through a reclassification of the series.

         THIRD:

         Immediately before the reclassification, there are 4,200,000 shares classified as Series B Convertible Preferred Stock and immediately after the reclassification there are 4,200,000 shares classified as Series B Convertible Preferred Stock (with the preferences and rights of such series modified as set forth herein).

         FOURTH:

         The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, number of shares and dividend rate of the Series B Convertible Preferred Stock, as so modified and determined by such duly authorized committee are as follows:

         SECTION 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series B Convertible Preferred Stock, par value $.001 per share (the "SERIES B PREFERRED SHARES"), and the number of shares of Preferred Stock which shall constitute such series shall be 4,200,000 shares which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

         SECTION 2. DEFINITIONS. For purposes of the Series B Preferred Shares, the following terms shall have the meanings indicated:

         "ACT" shall mean the Securities Act of 1933, as amended.

         "ANNUAL DIVIDEND RATE" shall have the meaning set forth in
Section 3(a).

         "AVAILABLE INCOME I" means the amount of consolidated net income (or loss) of the Corporation and its subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles
(i) plus amounts which have been deducted for (a) interest on indebtedness of the Corporation and its subsidiaries, (b) provision for taxes of the Corporation and its subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining consolidated net income for such period, (f) amortization of deferred charges and (g) provisions for or realized losses on properties, (ii) less amounts which have been included for gains on properties and (iii) adjusted to eliminate the effect of the "straight lining" of rents.

         "AVAILABLE INCOME II" means the amount of consolidated net income (or loss) of the Corporation and its subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles
(i) plus amounts which have been incurred for (a) interest on indebtedness of the Corporation and its subsidiaries, (b) provision for taxes of the Corporation and its subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining consolidated net income for such period, (f) amortization of deferred charges and (g) provisions for or realized losses on properties, (ii) less amounts which have been included for gains on properties and (iii) adjusted to eliminate the effect of the "straight lining" of rents.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "CHANGE IN CONTROL" shall mean (i) any merger or consolidation of the Corporation in which one or more entities which are not affiliates of the Corporation acquire more than 50% of the Corporation's outstanding voting equity securities or as a result of which stockholders of the Corporation immediately before such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the surviving entity's outstanding common stock;
(ii) any sale, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation; (iii) any Person together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such Person, becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of either (A) the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Board of Directors or (B) the then outstanding shares of all classes of stock of the Corporation (in each such case other than as a result of the acquisition of securities directly from the Corporation), PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if such Person is a Qualified Entity; and (iv) individuals who, as of the initial Issue Date constitute the members of the Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the members of the Board of Directors, provided that any person becoming a director of the Corporation whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof be considered an Incumbent Director.

         "CHANGE IN CONTROL PUT NOTICE" shall have the meaning set forth in
Section 5(b).

         "CHANGE IN CONTROL REDEMPTION DATE" shall have the meaning set forth in
Section 5(b).

         "COMMON BASE AMOUNT" shall have the meaning set forth in Section 3(a) hereof.

         "COMMON SHARES" shall mean the shares of Common Stock, par value $.001 per share, of the Corporation.

         "CONVERSION PRICE" shall mean the conversion price per Common Share for which each Series B Preferred Share is convertible. The initial conversion price shall be $16.00 (equivalent to a conversion rate of 1.5625 Common Shares for each Series B Preferred Share).

         "CONVERSION PRICE ADJUSTMENT" shall have the meaning set forth in
Section 3(a) hereof.

         "CONVERSION RATIO" shall mean the quotient of (A) $25.00 divided by (B) the Conversion Price then in effect.

         "COVERAGE RATIO I" means the ratio, for the year comprising the four most recently completed calendar quarters for which financial statements are available, of the Corporation's Available Income I in such period to the Fixed Charges I in such period.

         "COVERAGE RATIO II" means the ratio, for the year comprising the four most recently completed calendar quarters for which financial statements are available, of the Corporation's Available Income II in such period to the Fixed Charges II in such period.

         "CURRENT MARKET PRICE" shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent 30 consecutive trading days ending on such date.

         "DIVIDEND PAYMENT DATE" shall mean, with respect to each Dividend Period, the last calendar day of January, April, July and October, in each year, commencing on October 31, 1999; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

         "DIVIDEND PERIODS" shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 31, 1999).

         "FIXED CHARGES I" means the amount which is expensed in the applicable period for interest on indebtedness and required distributions payable on Preferred Units.

         "FIXED CHARGES II" means the amount which is incurred in the applicable period for interest on indebtedness and required distributions payable on Preferred Units.

         "IRR" shall mean the annual discount rate which when applied to each distribution on a Series B Preferred Share and the Redemption Price would result in the net present value as of the respective Issue Date of all such payments being equal to the Purchase Price.

         "ISSUE DATE" shall mean the date on which any Series B Preferred Shares are issued and sold.

         "JUNIOR SHARES" shall mean the Common Shares and any other class or series of shares of capital stock of the Corporation constituting junior stock within the meaning set forth in Section 9(a)(iii) hereof.

         "LIQUIDATION" shall mean (A) a dissolution or winding up of the Corporation, whether voluntary or involuntary, (B) a consolidation or merger of the Corporation with and into one or more entities which are not affiliates of the Corporation which results in a Change in Control, or (C) a sale or transfer of all or substantially all of the Corporation's assets other than to an affiliate of the Corporation.

         "LIQUIDATION PREFERENCE" shall have the meaning set forth in Section 4(a) hereof.

         "LIQUIDATION PREMIUM" shall mean (X) on or prior to December 15, 2003, in connection with (i) a Merger Liquidation in which the surviving entity is a Qualified Entity, an amount equal to five percent (5%) of the Liquidation Preference or (ii) any other Liquidation, an amount equal to 10 percent (10%) of the Liquidation Preference, or (Y) after December 15, 2003, in connection with any Liquidation, an amount equal to the difference between the Redemption Price set forth in Section 5 and the Liquidation Preference.

         "MARKET PRICE" shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange ("AMEX") or, if the Common Shares are not listed or admitted for trading on AMEX, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, or if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as the Board of Directors determines to be the value of a Common Share.

         "MERGER LIQUIDATION" shall mean a Liquidation which constitutes a consolidation or merger of the Corporation with one or more entities that are not affiliates of the Corporation and as a result of which the Corporation is not the surviving entity.

         "OP UNITS" shall mean units of limited partnership interest in the Partnership that are not Preferred Units.

         "PARITY SHARES" shall have the meaning set forth in Section 9(a)(ii) hereof.

         "PARTNERSHIP" shall mean American Real Estate Investment, L.P., a Delaware limited partnership.

         "PERSON" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "PREFERRED STOCK" shall mean the preferred stock, par value $.001 per share, of the Corporation.

         "PREFERRED UNITS" shall mean any units issued by the Partnership that may be issued in one or more series or classes, having such rights, powers, duties and preferences as may be determined by the Corporation as general partner in its sole and absolute discretion.

         "PURCHASE PRICE" shall mean Twenty-Five Dollars ($25.00) per Series B Preferred Share issued hereunder.

         "QUALIFIED ENTITY" shall mean any Person that either (i) is or may be the issuer of senior unsecured debt securities which are rated no lower than investment grade by either Standard & Poor's Rating Service, Inc., a division of the McGraw Hill Companies, Inc. ("S&P"), or Moody's Investor Services, Inc. ("Moody's"), which rating may (A) relate to any outstanding issue of such debt securities or (B) relate to any unissued debt securities registered on an effective shelf registration statement or (ii) is an issuer of outstanding preferred equity securities which are rated no lower than Ba1 by Moody's or BB+ by S&P.

         "RATCHETED AMOUNT" shall have the meaning set forth in Section 3 hereof.

         "REDEMPTION DATE" shall have the meaning set forth in Section 5(a) hereof.

         "REDEMPTION NOTICE" shall have the meaning set forth in Section 5(a) hereof.

         "REDEMPTION PRICE" shall have the meaning set forth in Section 5(a) hereof.

         "SERIES B PREFERRED SHARES" shall have the meaning set forth in Section 1 hereof.

         "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "TRADING DAY" shall mean any day on which the securities in question are traded on the American Stock Exchange ("AMEX"), or if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

         SECTION 3.        DIVIDENDS.

(a) The holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash at the rate per annum equal to (i) $2.4375 per Series B Preferred Share ("ANNUAL DIVIDEND RATE") PLUS
(ii) an amount (the "RATCHETED AMOUNT") equal to the product of (x) the amount by which cash dividends with respect to each Common Share exceeds $1.56 (the "COMMON BASE AMOUNT") and (y) the Conversion Ratio in effect immediately after any adjustment to the Conversion Price pursuant to (i) a payment of a dividend or a distribution on its shares of capital stock in Common Shares, (ii) a subdivision of its outstanding Common Shares into a greater number of shares,
(iii) a combination of its outstanding Common Shares into a smaller number of shares or (iv) an issuance of any shares of capital stock by reclassification of its outstanding Common Shares (a "CONVERSION PRICE ADJUSTMENT"); PROVIDED, THAT, at the time of a Conversion Price Adjustment, the Common Base Amount shall be adjusted to an amount equal to the product of (I) the Common Base Amount in effect immediately prior to the Conversion Price Adjustment and (II) a fraction, the numerator of which shall be the Conversion Ratio in effect immediately prior to the applicable Conversion Price Adjustment and the denominator of which shall be the Conversion Ratio in effect immediately after the applicable Conversion Price Adjustment. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall compound at a rate per annum equal to 9.75% and shall be payable quarterly, when, as and if authorized and declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series B Preferred Shares, as they appear on the stock records of the Corporation at the close of business on each record date which shall not be less than ten nor more than 30 days preceding the applicable Dividend Payment Date (the "DIVIDEND PAYMENT RECORD DATE"), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which shall not be more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. The amount of accrued and unpaid dividends (including any Ratcheted Amount if applicable) on any Series B Preferred Share at any date shall be the amount of any dividends thereon calculated and compounded at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash.

                  (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year.

                  (c) So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series B Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and such Parity Shares.

                  (d) So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) all accumulated and unpaid dividends on all outstanding Series B Preferred Shares and any other Parity Shares of the Corporation shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and any Parity Shares.

                  (e) If the Corporation shall after the Issue Date make any issuance or distribution to holders of its Common Shares other than the regular quarterly dividend thereon (or any special distribution in lieu thereof in an amount not exceeding the regular quarterly dividend), the holders of the Series B Preferred Shares shall be entitled to receive such issuance or distribution in an amount per Series B Preferred Share equal to the amount the holder of such share would have received if such Series B Preferred Share had been converted into Common Shares immediately prior to such issuance or distribution.

         SECTION 4.        LIQUIDATION PREFERENCE.

                  (a) In the event of any Liquidation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series B Preferred Shares shall be entitled to receive the greater of (i) an amount equal to (A) Twenty-Five Dollars ($25.00) per Series B Preferred Share plus dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder (the "LIQUIDATION PREFERENCE") plus
(B) the Liquidation Premium or (ii) an amount per Series B Preferred Share equal to the amount which would have been payable had each Series B Preferred Share been converted into Common Shares immediately prior to such Liquidation. The foregoing amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation. Until the holders of the Series B Preferred Shares have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments then payable on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Shares and such other Parity Stock ratably in accordance with the amounts that would be payable on such Series B Preferred Shares in accordance with the first sentence of this Section 4(a) and on all other Parity Stock if all amounts then payable thereon were paid in full.

                  In connection with a Merger Liquidation, the holders of Series B Preferred Shares shall have the right (a "CONTINUATION RIGHT") to elect, by delivering written notice to the Corporation not less than five Business Days prior to the Merger Liquidation, to require the Corporation to make provision for the Series B Preferred Shares to be assumed by the surviving entity as described in Section 7(e); PROVIDED, HOWEVER, notwithstanding the election by the holders of the Series B Preferred Shares of the Continuation Right, the Corporation shall have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series B Preferred Shares at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series B Preferred Shares for an amount per Series B Preferred Share equal to the Liquidation Preference plus a premium equal to 10% of the Liquidation Preference.

                  (b) Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares and any Parity Shares shall not be entitled to share therein.

         SECTION 5.        REDEMPTION.

                  (a) At any time on or after the Issue Date, upon the written election of the Corporation given to each record holder of Series B Preferred Shares (the "REDEMPTION NOTICE"), the Corporation may redeem for cash on the date specified in the Redemption Notice (which date shall not be less than 20 days nor more than 30 days after the date of the Redemption Notice) (the "REDEMPTION DATE"), all or part of the outstanding Series B Preferred Shares at a price per Series B Preferred Share equal to the following amounts or percentages of the Liquidation Preference during the following periods (the "REDEMPTION PRICE"):


         From the Issue Date through and including the
         fifth anniversary of the Issue Date .........................................   the amount necessary
                                                                                         to produce a 17% IRR

         From the fifth anniversary of the Issue Date
         through and including the sixth anniversary of the Issue Date..................            104.825%

         From the sixth anniversary of the Issue Date
         through and including the seventh anniversary of the Issue Date................             103.62%

         From the seventh anniversary of the Issue Date
         through and including the eighth anniversary of the Issue Date.................             102.41%

         From the eighth anniversary of the Issue Date
         through and including the ninth anniversary of the Issue Date..................             101.21%

         The ninth anniversary of the Issue Date and thereafter.........................                100%


PROVIDED, HOWEVER, that if Redemption Date would occur subsequent to the Change in Control Redemption Date (as defined below), and a holder of Series B Preferred Shares, whose shares are subject to a Redemption Notice, delivers a Change in Control Put Notice (as defined below), the Redemption Notice shall be deemed void and have no effect and the Corporation shall redeem the holder's Series B Preferred Shares in accordance with Section 5(b).

If less than all the Series B Preferred Shares are called for redemption by the Corporation, the number of Series B Preferred Shares to be redeemed by the holders of the Series B Preferred Shares shall be redeemed PRO RATA among such holders on the basis of the number of Series B Preferred Shares owned by such holders.

                  (b) Notwithstanding the provisions of Section 4(a), in connection with a Change in Control where the surviving entity is not a Qualified Entity, the Company shall provide notice of a proposed Change in Control to the holders of Series B Preferred Shares at least 20 days prior to such Change in Control becoming effective and each holder of Series B Preferred Shares shall have the right to elect by delivering written notice (the "CHANGE IN CONTROL PUT NOTICE") to the Corporation not less than five Business Days prior to the Change in Control to require the Corporation to redeem all, but not less than all, of the outstanding Series B Preferred Shares owned by such holder for an amount per Series B Preferred Share equal to the Liquidation Preference plus a premium equal to ten percent (10%) of the Liquidation Preference. Upon receipt of such notice, the Corporation shall redeem such shares on the date on which the

Change of Control becomes effective (the "CHANGE OF CONTROL REDEMPTION
DATE"), if such shares were not redeemed previously in accordance with Section 5(a).

                  (c) From and after the Redemption Date or the Change of Control Redemption Date, as the case may be, (i) except as otherwise provided herein, dividends on the Series B Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date or the Change of Control Redemption Date, as the case may be, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, or in Philadelphia, Pennsylvania and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares so called for redemption, PROVIDED, HOWEVER, if the Corporation elects to make such a deposit it will notify the holders of Series B Preferred Shares subject to redemption in advance of such deposit of (i) the date of such deposit, (ii) the office of such bank or trust company as the place of payment for the redemption and (iii) instructing such holders to surrender their certificates for payment at such office on or about the Redemption Date or the Change in Control Redemption Date. No interest shall accrue for the benefit of the holder of Series B Preferred Shares to be redeemed on any cash so set aside by the Corporation.

                  (d) Notwithstanding the provisions of Section 5(c), if (i) at any time during the one year period following the initial Issue Date, the Corporation redeems Series B Preferred Shares pursuant to Section 5(a) and (ii) within 90 days of the Redemption Date with respect thereto a Change in Control occurs wherein the surviving entity is not a Qualified Entity, the Corporation shall promptly pay to each holder of Series B Preferred Shares that were redeemed on such Redemption Date an additional amount with respect to each Series B Preferred Share of such holder that was so redeemed equal to the difference between (x) the amount that would have been payable to such holder with respect to such Series B Preferred Share had such holder continued to hold such share beyond such Redemption Date and exercised the rights of such holder under Section 5(b) upon such Change in Control and (y) the amount the holder received on the Redemption Date for such Series B Preferred Share pursuant to
Section 5(a).

         SECTION 6. REACQUIRED SHARES. All Series B Preferred Shares which shall have been issued and converted, redeemed or reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series B Convertible Preferred Stock.

         SECTION 7. CONVERSION. Holders of Series B Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of Series B Preferred Shares shall have the right, at his or her option, at any time and from time to time, to convert such shares into the number of fully paid and nonassessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series B Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series B Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; PROVIDED, HOWEVER, that the right to convert Series B Preferred Shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of any cash payable upon such redemption under Section 5 hereof.

                  (b) In order to exercise the conversion right, the holder of each Series B Preferred Share to be converted shall surrender the certificate representing such Series B Preferred Share, duly endorsed or assigned to the Corporation or in blank, to the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         Holders of Series B Preferred Shares at the close of business on any Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (and of any accrued and unpaid dividends to the date of conversion), notwithstanding the conversion thereof, following such Dividend Payment Record Date and prior to such Dividend Payment Date; PROVIDED, HOWEVER, that no holder Series B Preferred Shares surrendered for conversion shall be entitled to receive a dividend for such Dividend Period with respect to such Series B Preferred Shares if such holder is entitled to receive a distribution for the identical quarterly period with respect to Common Shares for which such Series B Preferred Shares have been exchanged.

         As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series B Preferred Shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series B Preferred Shares shall have been surrendered and such notice received by the Corporation.

                  (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Corporation shall pay to the holder of such Series B Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series B Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                      (i) If the Corporation shall after the Issue Date (A) subdivide its outstanding Common Shares into a greater number of shares or (B) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series B Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                      (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (ii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                  (e) If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares but excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "TRANSACTION"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series B Preferred Share that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert their Series B Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph
(e) shall similarly apply to successive Transactions.

                  (f) If:

                      (i) the Corporation shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the Corporation and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

                      (ii) the Corporation shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                      (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any shareholders of the Corporation is required; or

                      (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall cause to be prepared and delivered to the holders of the Series B Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly prepare and deliver to the holders of the Series B Preferred Shares a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Corporation shall mail such notice and such certificate to the holders of each Series B Preferred Share at such holder's last address as shown on the stock records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price for the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this paragraph (i), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         The Corporation covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

                  (l) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (m) Except as permitted in Section 33 of the Contribution and Exchange Agreement, dated as of August 6, 1999, by and among Reckson Morris Industrial Trust, Reckson Morris Interim GP, LLC, Reckson Operating Partnership, L.P., Robert Morris, Joseph D. Morris, Ronald Schram, Mark M. Bava, The Drew Morris Trust, The Justin Morris Trust, The Keith Morris Trust, Joseph D. Morris Family Limited Partnership, Robert Morris Family Limited Partnership (the "CONTRIBUTION AGREEMENT"), holders of Series B Preferred Shares will not have the conversion rights set forth in Section 7 hereof and the Series B Preferred Shares may not be converted into Common Stock, until and unless Shareholders' Approval (as such term is defined in the Contribution Agreement) are obtained.

         SECTION 8. PERMISSIBLE DISTRIBUTIONS. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of capital stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation's total liabilities.

         SECTION 9.        RANKING.

                  (a) Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

                      (i) prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

                      (ii) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class of stock and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("PARITY SHARES"); and

                      (iii) junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series B Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series B Preferred Shares.

                  (b) The Series B Preferred Shares shall be deemed to rank on a parity with the Series A Preferred Shares of the Corporation, par value $.001 per share.

         SECTION 10. VOTING. Except as otherwise set forth herein, the Series B Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

                  (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Directors then constituting the Board of Directors shall be increased by one and the holders of Series B Preferred Shares, voting separately as a single class, shall be entitled to nominate and elect the additional Director to serve on the Board of Directors. Whenever all arrearage in dividends on the Series B Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Shares to elect such additional Director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the term of office of the person elected as a Director by the holders of the Series B Preferred Shares shall forthwith terminate and the number of Directors constituting the Board of Directors shall be reduced accordingly.

                  (b) The Corporation covenants to the holders of the Series B Preferred Shares that while any Series B Preferred Shares are outstanding:

                      (i) the Corporation will not (x) incur any indebtedness for borrowed money or (y) issue additional Parity Shares if, after giving effect to such incurrence or issuance, the

Corporation's Coverage Ratio I would be less than 1.5:1 or the Corporation's Coverage Ratio II would be less than 1.2:1.

                      (ii) the Corporation will not declare or pay any dividends which result in the aggregate dividends declared or paid from the Issue Date paid on Preferred Stock or Common Shares to exceed the sum of (x) the cumulative Funds from Operations (FFO) (as defined by NAREIT and reported by the Corporation) from the Issue Date (with the amount for the quarter in which the Series B Preferred Shares are issued being based upon the number of days such shares are outstanding during such quarter divided by 90 and multiplied by the FFO for such quarter) plus (y) any capital gains not included in (x) (net of any capital gains tax paid by the Corporation) from the Issue Date; and

                      (iii) the Corporation will extend to the holders of the Series B Preferred Shares the benefit of any covenant granted to holder of a future series of Preferred Stock that restricts the total amount of the Corporation's combined indebtedness and Preferred Stock to a specified percentage of the value of either assets or real estate held by the Corporation.

If and whenever the Corporation breaches any of the covenants set forth in this
Section 10(b), the number of Directors then constituting the Board of Directors shall be increased by one and the holders of Series B Preferred Shares, voting separately as a single class, shall be entitled to nominate and elect the additional Director to serve on the Board of Directors. Whenever the Corporation cures any breach of any of such covenants or is no longer in violation thereof, then the rights of the holders of the Series B Preferred Shares to elect such additional Director shall cease, and the term of office of the person elected as a Director by the holders of the Series B Preferred Shares shall forthwith terminate and the number of Directors constituting the Board of Directors shall be reduced accordingly.

                  (c) At any time after voting power shall have been vested in the holders of shares of Series B Preferred Shares pursuant to (a) or (b) above, the Secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Shares for the election of the additional Director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided in (a) or (b) above. If the Director elected by the holders of the Series B Preferred Shares shall leave the Board of Directors, a successor shall be elected by the Board of Directors, upon the nomination of the holders of the Series B Preferred Shares, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (d) So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Charter, the affirmative vote of at least two-thirds (2/3) of the votes cast by the holders of Series B Preferred Shares, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (i) Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares; PROVIDED, HOWEVER, that (A) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Shares and (B) any filing with the Department by the Corporation in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation which does not include an amendment to the Charter or these Articles Supplementary shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary provided that (i) the Corporation is the surviving entity and the Series B Preferred shares remain outstanding with the terms thereof unchanged or (ii) the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series B Preferred Shares, other preferred stock having substantially the same terms and the same rights as the Series B Preferred Shares including, with respect to distributions, voting rights, conversion rights and rights upon liquidation, distribution or winding up; or

                      (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

PROVIDED, HOWEVER, that no such vote of the holders of Series B Preferred Shares under this Section 10(d) shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares is to occur, as the case may be, provision is made for the redemption of all Series B Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

                  (e) Each Series B Preferred Share shall have one (1) vote per share.

                  (f) The Corporation agrees that the holders of the Series B Preferred Shares shall be granted, in addition to the voting rights hereunder, voting rights equivalent to those granted by the Corporation in connection with the issuance of any future series of Preferred Stock, including but not limited to the Series C Convertible Preferred Stock. In the event such voting rights are granted by the Corporation, these Articles Supplementary shall be deemed to be amended to grant such voting rights to the holders of the Series B Preferred Shares.

         SECTION 11. RECORD HOLDERS. The Corporation may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         SECTION 12. RESTRICTIONS ON OWNERSHIP AND TRANSFER. The Series B Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Shares of the Corporation. Therefore, the Series B Preferred Shares, being Shares, are governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of
Article VI of the Charter applicable to Shares. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Shares of any other term or provision of the Charter.

         SECTION 13. NOTICES. All notices, requests and demands to be made hereunder shall be in writing and shall be given by registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notices to the Corporation shall be sent to its corporate offices and notices to holders shall be sent to the registered holders at the address shown of the records of the Corporation.

         IN WITNESS WHEREOF, American Real Estate Investment Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed to by its Secretary of this 27TH day of September, 1999.

                                  AMERICAN REAL ESTATE INVESTMENT
                                  CORPORATION


                                  By:/s/ Stephen J. Butte
                                     --------------------
                                     Name: Stephen J. Butte
                                     Title: Vice President


Witness:

By: /s/ Timothy A. Peterson
   ------------------------
Name:   Tim Peterson
Title:  Secretary

         The UNDERSIGNED, Secretary of American Real Estate Investment Corporation, who executed on behalf of the Corporation these Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                  By: /s/ Timothy A. Peterson
                                      -----------------------
                                      Name: Timothy A. Peterson
                                      Title: Vice President